10.22 EcoProgress License

                           EXCLUSIVE LICENSE AGREEMENT

              MEMORANDUM OF VARIATION - EFFECTIVE MARCH 23rd, 1999

BETWEEN:
BioProgress Technology International, Inc., (BTI), a corporation registered in the State of Delaware, having offices situate at 9055 Huntcliff Trace, Atlanta, GA 30350; and, Consolidated Ecoprogress Technology, Inc., (CET), a corporation registered in British Columbia, having offices situate at Suite 800-850 West Hastings Street, Vancouver, B.C. V6C 1E1.

WHEREAS:

A. CET was formerly known as, first, Allmed International Investments, Inc., (Allmed), and second, as Ecoprogress Canada Holdings, Inc., (ECH). The change of name from Allmed to ECH was effected on February 7th, 1997, and the change of name from ECH to CET was effected on February 25th, 1998.

B. By way of an agreement dated February 15th, 1999 BTI acquired from Trutona International, Inc., (TI), inter alia, the sole and beneficial interest in an Exclusive License Agreement (the Exclusive License) made between EcoProgress International, Limited, Envirofilm Technology, Inc., and Allmed on November 28th, 1994. A copy of the minutes of a meeting of the directors of TI approving and ratifying the sale of the Exclusive License to BTI is attached hereto as
Schedule 1.

C. The Exclusive License Agreement was varied by way of a Memorandum of Variation dated August 31st, 1998 a copy, of which, is attached hereto as
Schedule 2.

D. CET wishes to extend the Territory (as defined in the Exclusive Agreement) and to acquire certain valuable assets (the Assets) being the property of BTI as set out in Schedule 3 attached hereto, and BTI is willing to extend the Territory and to sell the Assets on the terms and conditions contained herein.

It is AGREED as follows:

GENERAL

1. Pursuant to Clause 15.2 of the Exclusive License this Memorandum of Variation shall be legally binding upon the parties hereto with effect from the date hereof.

2. For the avoidance of doubt the Exclusive License, mutatis mutandis, remains in full force and effect in all respects.

3. The sole parties to the Exclusive License shall be BTI and CET.

4. The front page and the signature page of the Exclusive License incorrectly refer to Allmed as being Allmed International Investors.

5. The Effective Date (as defined therein) of the Exclusive License is November 28th, 1994.

VARIATIONS TO THE EXCLUSIVE LICENSE

1. Forthwith upon the execution and delivery of this Agreement the Exclusive License shall be amended as follows:

1.1. Territory shall be The World, (the Extended Territory);

1.2. Products, as defined in the License, shall be limited in scope to be disposable absorbent products (feminine hygiene products, baby diapers, adult incontinence pads and sheets, and such like) until such time as:

(a) cumulative royalties of US $1,000,000 have been paid in respect of the Extended Territory (excluding Canada), at which time Products shall automatically and without the need for further documentation be amended to include Ostomy Products;

(b) cumulative royalties of US $2,500,000 have been paid in respect of the Extended Territory (excluding Canada), at which time Products, as amended under 1.2(a) hereof, shall automatically and without the need for further documentation be amended to include disposable medical gowns, drapes, utensils, wipes and solids for removal and recycling of hazardous materials, and a processor system for their dissolution, and any and all products that have an orifice and which can be used for the containment or handling of materials and powders and for the avoidance of doubt this expressly excludes Encapsulation Products and Encapsulation Products as defined in the Memorandum of Variation attached here to; and,

(c) those Products referred to in Subclause (a) hereof, may be sold by CET within the Extended Territory at any time, provided that, such sales shall be on a nonexclusive basis and subject to a royalty of 5% payable to BTI in respect of gross proceeds received by CET from such sales, and such royalty shall be excluded from the cumulative royalties payable under the Subclause (a) referred to herein.

(d) those Products referred to in Subclause (b) hereof, may be sold by CET within the Extended Territory at any time, provided that, such sales shall be on a nonexclusive basis and subject to a royalty of 5% payable to BTI in respect of gross proceeds received by CET from such sales, and such royalty shall be excluded from the cumulative royalties payable under the Subclause (b) referred to herein.

CONSIDERATION

1. Consideration payable upon execution of this agreement in respect of the Extended Territory (excluding Canada) shall be US $380,000 cash and US $1,120,000 payable by way of the issue of free trading shares of common stock (the Shares) in CET at an agreed price of US $1.05 per share.

2. The initial cash consideration of US $380,000 shall include the sum of $160,000 being the total sum applicable to the purchase of the Assets, which shall expressly exclude title to the Patents as defined in the License.

PAYMENT

1. Upon execution of this Agreement CET shall pay to BTI the sum of US $100,000 by way of wire transfer or certified cheque, or a combination thereof at BTI's direction, and such payment shall be nonrefundable in the event that, for any or no reason, CET fails to obtain the approvals referred to in Clause 3 hereof.

2. Upon regulatory approval or no later than April 7th, 1999 CET shall to BTI the sum of US $280,000 by way of wire transfer or certified cheque, or a combination thereof at BTI's direction.

3. Within seven (7) working days of CET receiving approval to enter into this Agreement from the Vancouver Stock Exchange and a majority of CET shareholders, whichever is the later, CET shall deliver up to BTI the Shares deemed fully paid and registered in the name of BTI.

4. Any and all other sums that become due under this Agreement shall be paid in full and on time, time being of the essence, in US dollars to a bank account or bank accounts nominated by BTI from time to time.

ROYALTY

1. A royalty of 5% capped at the cumulative sum of US $3,500,000 shall be payable by CET to BTI in respect of the sale of Products within the Extended Territory.

OPTION TO PURCHASE TITLE TO PATENTS

1. Upon payment of the cumulative sum of US $3,500,000 CET may purchase absolute and beneficial title to the Patents for the sum of US $1.00 per patent.

2. In the event that the Patents are acquired by CET in accordance with 1 hereof, then CET shall grant to BTI a consideration free license to use the Patents, provided that, such use does not conflict or compete with the Products.

APPOINTMENT OF DISTRIBUTOR

1. CET shall appoint BTI as its exclusive distributor for the Products within the EEC upon terms and conditions consistent with CET's normal commercial terms and conditions for such rights.

APPROVAL OF DIRECTORS

1. This Memorandum of Variation has been unanimously approved and ratified at a meeting of the Directors of CET and BTI respectively, and a copy of the minutes of each of the said meetings is attached hereto as Schedule 4.

OBLIGATIONS OF BTI

1. Within thirty (30) days of the date hereof, BTI shall deliver up the Assets to CET, provided that, the cost of delivery (if any) shall be borne by CET.

2. BTI shall procure and deliver to CET all documentation, customer lists, customer correspondence, sales and marketing collateral, and any and all other materials or information deemed necessary by CET to enable it to take maximum commercial advantage of the Products within the Extended Territory.

OBLIGATIONS OF CET

1. CET shall use its best endeavours to maximise the commercial exploitation of the Products to maximum benefit within the Extended Territory.

2. CET by itself and jointly and severally by its directors and officers shall take all necessary steps, and sign and deliver all documents deemed necessary, to ensure that the Shares are properly registered and free from restriction of sale, transfer, assignment or disposal by other means within the minimum time as required by statute, law or regulatory authority.

CONTINUITY

1. All other terms and conditions of the Exclusive License, including governing law, remain unchanged and in full force and effect as if the parties hereto had been signatories and principals to the Exclusive License at the Effective Date thereof.

CONFLICT

1. In the event of conflict between the terms, conditions and expression of this Agreement and the terms, conditions and expression of the Exclusive License, then the terms, conditions and expression of this Agreement shall prevail upon the parties in all respects.


The parties hereto have the day first written above signed in agreement.

By:
Duly authorized officer for and on behalf of
BioProgress Technology International, Inc.

Name:

Title:

By:
Duly authorized officer for and on behalf of
Consolidated Ecoprogress Technology, Inc.

Name:

Title:

                                   SCHEDULE 1

MINUTES OF A MEETING OF THE DIRECTORS OF
TRUTONA INTERNATIONAL, INC.

HELD ON FEBRUARY 15TH, 1999.

BY TELEPHONE

Present:  Barry J Muncaster (Chairman)
Larry C. Shattles (President)
James T. C. Longley (C.F.O., Secretary and Treasurer)
Malcolm D. Brown (V. P. Research & Development)


There was presented to the meeting an agreement between the company and BioProgress Technology International, Inc., (BTI) The agreement provides for the Company to sell all of its assets in flushable and biodegradable products for a total consideration of $1,500,000, to be satisfied by the issue of shares in BTI, with the proviso that BTI may pay up to $380,000 in cash in lieu of 950,000 shares.

Mr. Muncaster, Mr. Longley and Mr. Brown declared an interest in the proposed agreement by virtue of their executive positions with BTI and respective personal shareholdings in that Company. Accordingly, they refrained from discussion of the agreement and declared their intention to abstain from voting on the proposition.

The Proposition:

It was proposed by the President that it is in the best interests of the Company and its creditors and shareholders to accept and execute the agreement with BTI and as tabled at the meeting.

Resolution:

It was resolved, and is hereby approved and ratified, that the President is instructed and authorized to execute and deliver the agreement with BTI in the form tabled at the meeting. Further, the President is instructed and authorized to sign, execute, seal, agree and deliver any and all documents deemed necessary to properly and fully effectuate the BTI agreement in all respects.

There being no other business the meeting was closed.

This is a true and accurate minute of the meeting of the directors held on the date first written above.


Barry J. Muncaster
Chairman


James T. C. Longley
C.F.O, Secretary and Treasurer.

                                   SCHEDULE 2

EXCLUSIVE LICENSE AGREEMENT

MEMORANDUM OF VARIATION        EFFECTIVE AUGUST, 31, 1998

BETWEEN:

EcoProgress International, Limited (EIL), a corporation registered in the State of Delaware, having offices situate at 9055 Huntcliff Trace, Atlanta, GA 30350; and, Trutona International, Inc., (TI), a corporation registered in the States of Delaware, having offices situate at 9055 Huntcliff Trace, Atlanta, GA 30350; and, Consolidated Ecoprogress Technology, Inc., (CET), a corporation registered in British Columbia, having office situate at 3002 West King Edward Avenue, Vancouver, B.C. V6L 1V3.

WHEREAS:

A. CET was formerly known as, first, Allmed International Investments, Inc., (Allmed), and second, as Ecoprogress Canada Holdings, Inc., (ECH). The change of name from Allmed to ECH was effected on February 7th, 1997, and the change of name from ECH to CET was effected on February 25th, 1998.

B. By way of an agreement dated September 19th, 1997, TI acquired from EcoProgress, Inc., (ECO) the sole and beneficial interest in an Exclusive License Agreement (the Exclusive License) made between EIL, ECO and Allmed on November 28, 1994.

C. In the period since the effective date of the Exclusive License there has been numerous changes, amendments, additions and deletions to the terms and conditions of the Exclusive License, all of which have been agreed to either orally or in writing by the parties hereto, and the parties now wish to record by this Memorandum of Variation the aforementioned changes, amendments, additions and deletions to the terms and conditions of the Exclusive License.

It is agreed as follows:

6. Pursuant to Clause 15.2 of the Exclusive License this Memorandum of Variation shall be binding upon the parties hereto.

7. For the avoidance of doubt the License Agreement, mutatis mutandis, remains in full force and effect in all respects.

8. The sole parties to the Exclusive License are EIL, TI and CET.

9. The front page and the signature page of the Exclusive License incorrectly refer to Allmed as being Allmed International Investors.

10. The Effective Date (as defined therein) of the Exclusive License is November 28, 1994.

11. By way of agreement dated November 12th, 1996, between Allmed and EIL, Allmed agreed to buyout the R&D Contribution (as defined in the Exclusive License) for the agreed sum of $189,990 to be satisfied by the issue to EIL of 821,970 shares of Allmed's common stock. The aforementioned agreement has been completed and there is no accrued, actual or future liability on Allmed or EIL on any account whatsoever and no matter how arising in respect thereof.

12. At the date hereof the principal sum of US$155,526.74 remains outstanding and payable by CET to TI in respect of the License Fee (as defined in the Exclusive License). CET shall pay to TI the sum of US$155,526.74 in the amounts and at the times following:

12.1. Forthwith, upon completion of a private placement of CET's common shares in progress at the date hereof, but in any event no later than September 25th, 1998, time being of the essence, the sum of US$44,442.52, such sum to be paid by way of telegraphic transfer for the account of TI at NationsBank, 8755 Roswell Road, Atlanta, GA 30350, ABA Number: 061000052, Account Number: 022 77 945.

12.2.  On September 30th, 1998, the sum of:                 US$11,110.63

12.3.  On December 31st, 1998, the sum of:                  US$11,110.63

12.4.  On March 31st, 1999, the sum of:                     US$23,340.93

12.5.  On June 30th, 1999, the sum of:                      US$23,340.93

12.6.  On September 30th, 1999, the sum of:                 US$23,340.93

12.7.  On December 31st, 1999, the sum of:                  US$18,840.17

13. At the date hereof the amount of US$3,125.41 remains outstanding and payable by CET to TI in respect interest due on arrears of the License Fee (as defined in the Exclusive License). CET shall pay to TI the sum of US$3,125.41 forthwith upon completion of a private placement of CET's common shares in progress at the date hereof.

14. At the date hereof the amount of US$1,121.48 remains outstanding and payable by CET to TI in respect of arrears of Royalties (as defined in the Exclusive License). ). CET shall pay to TI the sum of US$1,121.48 forthwith upon completion of a private placement of CET's common shares in progress at the date hereof.

15. Pursuant to an agreement dated April 22, 1997, CET sold to EIL absolute and beneficial title to any and all rights to encapsulation technologies and encapsulated products developed, or to be developed by EIL, which would otherwise be subject of the Exclusive License, in consideration of the issue to CET of 125,000 ordinary shares of common stock in BioProgress Technology Limited, a private company incorporated in the United Kingdom.

16. The original patent application No.912452.4 was replaced on February 9, 1995 by patent application No: PCT/GB96/00298. In addition, Patent applications numbers: Canadian No: 2 212 445 and Canadian No: 2 222 167 became subject of the Exclusive License on, and claim international priority from February 9, 1995, and on May 25, 1995 respectively.

17. Other products identified as Products (as Defined in the Exclusive License), for which a patent application may or may not be submitted but which are subject to intellectual property, are: organic cotton digital tampons and organic cotton applicator tampons; breast pads for breast feeding mothers; incontinence pads for light and medium levels of incontinence; two part flushable and biodegradable diaper.

18. All other terms and conditions of the Exclusive License, including governing law, remain unchanged and in full force and effect as if the parties hereto had been signatories to the Exclusive License at the Effective Date thereof.

The parties have the day first written above signed in agreement.

By:
Name:
Title:
Duly authorized officer for and on behalf of
EcoProgress International, Limited

By:
Name:
Title:
Duly authorized officer for and on behalf of
Trutona International, Inc.



By:
Name:
Title:
Duly authorized officer for and on behalf of
Consolidated Ecoprogress
Technology, Inc.

                                   SCHEDULE 3

THE ASSETS

TRADEMARKS

1.   HARMONIES
2.   TRUTONA
3.   TRUE TO NATURE
4.   INVENTORY:

1.   ALL HARMONIES: SUPER NAPKINS, REGULAR NAPKINS, PANTYLINERS
2.   ALL TRUTONA: SUPER NAPKINS, REGULAR NAPKINS, PANTYLINERS
3.   ALL PACKAGING AT HOSPECO AND ONTEX
4.   ALL B 9 FILM AT HOSPECO.
5. ALL MATERIALS AT ONTEX: 3.67 TONNES AIR LAID PAPER, 142,260 SQUARE METRES COVERSTOCK.

SUNDRY:

1.   EXHIBITION BOOTH
2.   ALL ARTWORKS, DESIGNS, PROOFS, AND ADVERTISEMENT MATERIALS.



                                   SCHEDULE 4

COPIES OF MINUTES OF A MEETING OF THE DIRECTORS OF CET AND OF BTI, RESPECTIVELY, APPROVING AND RATIFYING THIS AGREEMENT